Exhibit 99.1

Barnes 860.583.7070 | info@onebarnes.com onebarnes.com

BARNES TO ACQUIRE MB AEROSPACE

•	MB Aerospace is a Leading Provider of Precision Aero-Engine Components and Component Repairs for Commercial and Military Aircraft Engines

•	Unique and Highly Complementary Footprint and Technical Capabilities Serving Major Engine OEM, Tier 1 Suppliers, and Operator Customers Globally

•	Significantly Strengthens and Expands Barnes Aerospace’s Global Original Equipment Manufacturing Offering and Aftermarket Repair Capabilities

•	Anticipates Revenue Growth, Adjusted Operating Margin, and Adjusted EPS Accretion in Full Year 2024

•	Strong pro forma free cash flow enables rapid deleveraging, with net debt to Consolidated EBITDA expected below 3.0x within 12 months and 2.5x within 24 months following closing

June 5, 2023

BRISTOL, Conn., - Barnes Group Inc. (NYSE: B) today announced that it has entered into a definitive agreement to acquire MB Aerospace (“MB”). MB Aerospace is a leading provider of precision aero-engine component manufacturing and repair services serving major aerospace and defense engine OEMs, Tier 1 suppliers, and MRO providers for an enterprise value of approximately $740 million. The transaction is expected to close in the fourth quarter of 2023, subject to the receipt of regulatory approvals and the satisfaction of other customary closing conditions.

MB Aerospace maintains its corporate headquarters in Motherwell, U.K. with an additional 10 facilities and approximately 1,450 employees across the U.S., U.K., Poland, and Taiwan. MB’s core capabilities include the manufacture of high-value fabricated assemblies and complex machined components, component repair, and vertically integrated special processes. The business supplies over 100 aero-engine platforms, with exposure to leading A&D industry customers including Pratt & Whitney, Rolls-Royce, and General Electric.

MB Aerospace is projected to generate approximately $330 million of revenue and $65 million of EBITDA in calendar year 2023. Barnes anticipates that the effective purchase price multiple will be approximately 11.4x 2023 EBITDA and 8.9x inclusive of pro forma estimated run rate cost synergies. Upon closing of the transaction, MB Aerospace will become part of Barnes Aerospace.

Barnes expects to finance the transaction with cash on hand and additional acquisition financing. Upon closing, Barnes estimates net leverage to be between 3.7x and 3.9x Consolidated EBITDA, with a plan to reduce net leverage to below 3.0x within 12 months and 2.5x within 24 months following closing.

123 Main Street, Bristol, CT  06010-6376

“The acquisition of MB Aerospace, the largest in Barnes’ history, is a transformational opportunity that is a significant catalyst for our already world class aerospace business. MB is an exceptional strategic fit for us with highly complementary program focus, global operations, technical capabilities, and product offerings. Like Barnes Aerospace, MB possesses a history and culture of operational and technical excellence through a skilled workforce, and global footprint that will help us drive productivity across the combined entity,” said Thomas J. Hook, President and Chief Executive Officer of Barnes. “With manageable leverage, the realization of approximately $18 million in identified annual run-rate cost synergies, disciplined cash management, and a focus on core business execution, we anticipate solid returns on invested capital for this transaction. Coupled with Barnes’ progressing multi-phase transformation initiative, we expect to deliver enhanced shareholder value,” added Hook.

“This acquisition significantly expands our ability to support A&D customers throughout the product lifecycle, from new production development & manufacturing to OEM-approved repair solutions for critical structural and rotating aero-engine components,” said Ian Reason, Senior Vice President, Barnes and President, Barnes Aerospace. “The strategic combination of Barnes Aerospace and MB Aerospace will further enhance our ability to deliver value-add solutions across the aero-engine value chain, deepen and broaden our customer relationships, add to our defense industry exposure, and provide a healthy balance across aerospace end markets.”

Advisors

Wachtell, Lipton, Rosen & Katz acted as legal counsel and BofA Securities acted as financial advisor to Barnes. BofA Securities is also providing Barnes with committed bridge financing for the transaction.

Simpson Thacher & Bartlett LLP acted as legal counsel and Goldman Sachs & Co. and RBC Capital Markets acted as financial advisors to MB Aerospace.

Conference Call / Webcast

Barnes management will hold a conference call and simultaneous webcast to discuss the proposed acquisition of MB Aerospace on Tuesday, June 6, 2023, at 8:30 a.m. (ET). The public may access the conference through a live audio webcast available on the Investor Relations section of the Barnes website at www.onebarnes.com. The conference is also available by direct dial at (888) 510-2379 in the U.S. (646) 960-0691 outside of the U.S.; Conference ID 1137078. Supplemental materials will be posted to the Investor Relations section of the Company's website prior to the conference call.

In addition, the call will be recorded and available for playback from 12:00 p.m. (ET) on Tuesday, June 6, 2023, until 11:59 p.m. (ET) on Monday, June 12, 2023, by dialing (647) 362-9199; Conference ID 1137078.

About Barnes Aerospace

Barnes Aerospace is a global provider of complex fabricated and precision-machined components and assemblies for OEMs of turbine engines, nacelles, airframes and industrial gas turbines, and the military. In addition, Barnes Aerospace provides aircraft engine component MRO services for many of the world's major turbine engine manufacturers, commercial airlines and the military and also manufactures and delivers aftermarket spare parts.

About Barnes

Barnes Group Inc. (NYSE: B) pioneers technologies to help change the world. Leveraging world-class manufacturing capabilities and market-leading engineering, we develop advanced processes, automation solutions and applied technologies for industries ranging from medical and personal care to mobility, packaging, and aerospace. Customers benefit from our integrated hardware and software capabilities focused on improving the processing, control, service and sustainability of engineered plastics, factory automation technologies, and precision components. For more information, please visit www.onebarnes.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address our expected future operating and financial performance and financial condition, and often contain words such as "anticipate," "believe," "expect," "plan," "strategy," "estimate," "project," and similar terms. These forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. These risks include uncertainties relating to conditions in financial markets; currency fluctuations and foreign currency exposure; future financial performance of the industries or customers that we serve; our ability to successfully close and integrate and achieve anticipated synergies associated with recently announced and future acquisitions, including the acquisition of MB Aerospace described herein; risks associated with international sales and operations, including with respect to the forecasted growth of MB Aerospace’s businesses; the ability to maintain adequate liquidity and financing sources; and general economic conditions affecting the industries we serve. A detailed discussion of these and other factors that may affect our future results is contained in Barnes Group Inc.’s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-K, 10-Q, and 8-K. The Company assumes no obligation to update our forward-looking statements.

Note Regarding Certain Financial Information

Barnes’ net leverage ratio is a financial metric that is used by management to assess Barnes’ borrowing capacity and is calculated as the ratio of bank defined debt less cash divided by bank defined Consolidated EBITDA. References to Consolidated EBITDA with respect to Barnes refers to Consolidated EBITDA, as defined in Barnes’ existing credit agreement. The anticipated adjusted operating margin and adjusted EPS accretion in 2024 exclude short-term purchasing accounting adjustments and other adjustments not reflective of ongoing results, which management believes provides the Company and its investors with an indication of baseline performance. MB Aerospace’s calendar 2023 revenue and EBITDA are each based on 2023 unaudited prospective financial information. The forward-looking net leverage ratio provided above reflects Barnes’ illustrative combined revenue and Consolidated EBITDA including MB Aerospace. As permitted by Regulation G, Barnes does not provide quantitative reconciliations of such forward-looking non-GAAP financial information to the comparable GAAP measure, because the calculation of such measures is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. Such items could have a substantial impact on GAAP measures of Barnes’ financial performance. In addition, Barnes believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors.

Investors:
Barnes Group Inc.
William Pitts
Vice President, Investor Relations
860.583.7070